UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                                       February 24, 2006

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:           (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                            Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 24, 2006, our board of directors amended our code of business conduct and ethics. The amendment simplified some of the compliance procedures set forth in the code of business conduct and ethics that we determined were not practical in light of our geographic and personnel growth. The amended code of business conduct and ethics provides that employees will receive training on the content and importance of the code and related policies at the outset of their employment. The provisions in the code related to periodic trainings and the obligation of officers and other managerial employees to review the code annually with their subordinates have been eliminated. The amended code retains the requirement that each of our employees annually certify that he or she has read the code and to the best of his or her knowledge is in compliance with all of its provisions. A copy of the code of business conduct and ethics, as so amended, can be found through the Investor Relations page of our website at www.crai.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 2, 2006	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Vice President, Chief Financial Officer and Treasurer